Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-177815) and Forms S-8 (File No. 33-46641, File No. 333-104726, File No. 33-48505, File No. 333-26111, File No. 333-84170 and File No. 333-178794) of Energen Corporation of our report dated February 28, 2013 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Birmingham, Alabama
February 28, 2013